UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2016

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, the Company entered into an amended and restated consulting agreement (the “Consulting Agreement”) with Julian Davidson, effective as of September 29, 2016, which provides for him to continue to serve as the Company’s Executive Chairman. Mr. Davidson was entitled to enter into the amended and restated Consulting Agreement pursuant to the terms of his previously existing consulting agreement, as described in the Company’s Current Reports on Form 8-K filed on June 10, 2016 and August 24, 2016.

Under the Consulting Agreement, (a) the Company will pay to Mr. Davidson a fee of $20,833 per month, (b) the Company paid Mr. Davidson an incentive of $75,000 on the date of the agreement and will pay to him $165,000 on the first anniversary of such date, (c) the Company granted Mr. Davidson 15,000 shares of the Company’s common stock on the date of the agreement, (d) Mr. Davidson will be eligible to receive an annual additional fee of up to 50% of his annual fee based on Consultant’s performance over each calendar year, and (e) if the Company has completed an offering or offerings that raises gross proceeds of at least $3,000,000 from the sale of its equity securities, then the Company will issue to Mr. Davidson 20,000 shares of the Company’s common stock and an option to purchase a 71,686 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock as of such date. Unless the option may be granted pursuant to a long-term incentive equity plan of the Company, the option will not be exercisable with respect to any of the underlying shares prior to obtaining shareholder approval for it.

Either Mr. Davidson or the Company may terminate the Consulting Agreement with 30 days’ prior written notice. In addition, upon Mr. Davidson obtaining a work visa, Mr. Davidson may enter into an employment agreement with the Company in the form attached as an exhibit to the Consulting Agreement, which employment agreement contains compensation terms substantially similar to the Consulting Agreement. The Consulting Agreement contains provisions for protection of the Company’s intellectual property and includes confidentiality and non-competition restrictions for Mr. Davidson (generally imposing restrictions during the term of the Consulting Agreement, on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

The foregoing description of the Consulting Agreement is qualified by reference to the full text of the agreement, a copy of which is attached as an exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated as of September 29, 2016, between the Company and Julian Davidson.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2016	LONG ISLAND ICED TEA CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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